UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 9, 2013

(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504

Newton, MA 02458

(Address of principal executive offices)

(617) 244-1616

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 9, 2013, Novelos Therapeutics, Inc. (the “Company”) and Renova Assets Ltd. (“Renova”) entered into a Waiver Agreement. Pursuant to the Waiver Agreement, Renova has waived all obligations under the Securities Purchase Agreement dated November 1, 2012 between the Company and Renova Industries Ltd. with respect to the use of proceeds received by the Company (the “Proceeds”) in connection with the transactions contemplated under the Securities Purchase Agreement. Pursuant to the Waiver Agreement, the Company has agreed instead to use the Proceeds to fund the development of one of its compounds, LIGHT, and to invite two representatives, designated by Renova and reasonably acceptable by the Company, to act as non-voting board observers through December 31, 2014. The Company paid $40,000 to Renova as reimbursement for administrative and other costs in connection with the Waiver Agreement. As reported in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013, approximately $1,878,232 of the Proceeds remained available for use as of such date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

10.1	Waiver Agreement between the Company and Renova Assets Ltd., dated October 9, 2013.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2013	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Joanne M. Protano
Name: Joanne M. Protano
Title: Vice President Finance, Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Number	Title

10.1	Waiver Agreement between the Company and Renova Assets Ltd., dated October 9, 2013

4